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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                March 11, 1999
               Date of Report (Date of earliest event reported):

                           CNL INCOME FUND II, LTD.
             (Exact name of Registrant as specified in its Charter)

        Florida                          0-16824               59-2733859
(State or Other Jurisdiction of        (Commission        (IRS Employer
Incorporation or Organization)         File Number)       Identification Number)


                  400 E. South Street, Orlando, Florida  32801
          (Address of principal executive offices, including zip code)

                                (407) 650-1000
             (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

     As previously disclosed in the most recent Quarterly Report on Form 10-Q for CNL Income Fund II, Ltd. (the "Partnership"), the general partners of the Partnership (the "General Partners") were informed by CNL American Properties Fund, Inc. ("APF"), a Maryland corporation and an affiliate of the General Partners, that APF intends to increase significantly its asset base by proposing to acquire affiliates of the General Partners which have similar restaurant property portfolios, including the Partnership. APF is a real estate investment trust (a "REIT") whose primary business is the ownership of restaurant properties leased on a long-term, triple-net basis to operators of national and regional restaurant chains. Accordingly, the General Partners anticipated that APF would make an offer to acquire the Partnership in exchange for securities of APF. As a result, the General Partners retained Legg Mason Wood Walker, Incorporated ("Legg Mason") to render a fairness opinion that the consideration to be paid to the Partnership would be fair from a financial point of view. In addition, the General Partners retained Baker & Hostetler LLP as legal advisor to assist them in negotiating any offer that may be proposed by APF.

     On December 1, 1998, APF presented the General Partners with an offer to acquire the Partnership for shares of common stock, $.01 par value (the "APF Shares"). The parties negotiated the terms of APF's offer and came to a mutual agreement in March 1999.

     On March 11, 1999, the Partnership entered into an Agreement and Plan of Merger with APF, pursuant to which the Partnership would be merged with and into a subsidiary of APF (the "Merger"). As consideration for the Merger, APF has agreed to issue 2,393,267 APF Shares which, for the purposes of valuing the merger consideration, have been valued by APF at $10.00 per APF Share, the price paid by APF investors in APF's most recent public offering. In order to assist the General Partners in evaluating the proposed merger consideration, the General Partners retained Valuation Associates, a nationally recognized real estate appraisal firm, to appraise the Partnership's restaurant property portfolio. Based on Valuation Associates' appraisal, the Partnership's property portfolio and other assets were valued on a going concern basis (meaning the Partnership continues unchanged) at $23,548,652 as of December 31, 1998. Legg Mason has rendered a fairness opinion that the APF Share consideration, payable by APF, is fair to the Partnership from a financial point of view. The APF Shares are expected to be listed for trading on the New York Stock Exchange ("NYSE") concurrently with the consummation of the Merger, and, therefore, will be freely tradable at the option of the former limited partners of the Partnership. Limited partners holding in excess of 50% of the Partnership's outstanding limited partnership interests must approve the Merger prior to consummation of the transaction.

     In addition, in the event that the requisite number of limited partners approve the Merger, limited partners may elect to receive their portions of the merger consideration in the form of 10% cash and 90% notes based upon the liquidation value of the Partnership, as determined by Valuation Associates, if such limited partners have voted against the Merger and affirmatively elect to receive cash and notes. The notes will bear a fixed rate of interest equal to 120 basis points plus the applicable federal rate, as reported on the date that consent solicitations in respect of the acquisition are mailed. For example, if the transaction had occurred on March 10, 1999, on which date the applicable federal rate was 4.67%, the interest rate would have been 5.87%.

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     If a limited partner of the Partnership is an individual or tax-paying entity, the transaction will be taxable. Any such limited partner will have to pay tax on its share of any gain recognized by the Partnership, as allocated to that limited partner under the terms of the partnership agreement. The gain recognized by the Partnership will generally equal the excess, if any, of the value of the APF Shares received by the Partnership over the tax basis of the limited partners' units of limited partnership interest. However, since the APF Shares will be listed for trading on the NYSE, limited partners who are required to pay taxes may, at their option, freely sell the APF Shares to cover any income tax liabilities.

     The Partnership is one of 18 CNL Income Funds (together, the "Income Funds") that APF is seeking to acquire. In addition to acquiring the Income Funds, APF has entered into agreements to acquire CNL Fund Advisors, Inc., APF's and each Income Fund's external advisor (the "Advisor"), CNL Financial Corp. and CNL Financial Services, Inc., affiliates of the Advisor that provide mortgage loans and perform securitization transactions (together, "CNL Restaurant Financial Services Group" and collectively with the Advisor, the "CNL Restaurant Businesses").

     APF, whose primary business, like that of the Partnership, is the ownership of restaurant properties leased to operators of national and regional restaurant chains on a triple-net basis, was formed in 1994. Upon the acquisition of the CNL Restaurant Businesses, APF will become a full-service REIT, which will have the ability to offer a complete range of restaurant property services to prospective operators of national and regional restaurant chains, from triple-net lease and mortgage financing to site selection, construction management and build-to-suit development. Assuming all of the Income Funds and the Restaurant Businesses are acquired, APF would become one of the largest owners of restaurant properties in the United States with more than $1.5 billion in assets at the time the Merger is consummated.

        In evaluating the transaction, the General Partners considered, among others, the following factors:


        . Fairness Opinion. Legg Mason is of the opinion that the APF Share consideration payable to the Partnership is fair from a financial point of view.

        . Liquidity. Because the APF Shares will be listed on the NYSE, the transaction will provide the limited partners of the Partnership with liquidity with respect to their investment, which to date has been illiquid. As a result of being listed on the NYSE, the APF Shares will be publicly valued, and there will be no restrictions on the limited partners' ability to sell the APF Shares they receive.

        . Growth Potential. The limited partners will be afforded an opportunity to participate in a dynamic business as opposed to the more static portfolio currently held by the Partnership.

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        .  Risk Diversification. The combination of the restaurant properties owned by the Partnership with APF's existing restaurant properties, as well as future property acquisitions that would be made by APF, will diversify the investment of the limited partners over a larger number of restaurant properties, a broader group of restaurant types and tenants and geographic locations. In addition, the limited partners' investment also will become more diversified because a portion of the investment in APF would be represented by the mortgage financings made by APF.

     The transaction is subject to a number of conditions, including
(i) approval of the transaction by limited partners holding units constituting greater than 50% of the outstanding limited partnership units of each of the Income Funds, (ii) receipt by APF of stockholder approval for an increase in the number of authorized APF Shares necessary to consummate the acquisitions of all of the Income Funds, which is expected to be sought by APF in the second quarter of 1999, (iii) consummation of the merger by not later than December 31, 1999, (iv) completion of the acquisitions of the CNL Restaurant Businesses, and (v) other customary closing conditions. Additionally, while the acquisition of any Income Fund is not conditioned on the acquisition of any other Income Fund, the acquisition of the Income Funds is conditioned upon, to the extent that fewer than all Income Funds vote to be acquired, receipt by APF of a fairness opinion from Merrill Lynch, Pierce, Fenner & Smith Incorporated opining that the acquisition of fewer than all of the Income Funds is fair to APF from a financial point of view.

     The General Partners intend to recommend that the limited partners of the Partnership approve the Merger. In connection with their recommendation, the General Partners will solicit the consent of the limited partners at a special meeting of the limited partners which is expected to be held in the third quarter of 1999.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                CNL INCOME FUND II, LTD.


Date:  March 11, 1999           By:  /s/ Robert A. Bourne
                                     ---------------------
                                     Robert A. Bourne
                                     General Partner

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                [LETTERHEAD OF SHAW PITTMAN POTTS & TROWBRIDGE]



                                March 11, 1999


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: CNL Income Fund II, Ltd.
    Current Report on Form 8-K
    File No. 0-16824

Ladies and Gentlemen:

          Attached for filing on behalf of CNL Income Fund II, Ltd. (the "Partnership") is an EDGAR version of a Current Report on Form 8-K relating to the proposed acquisition of the Partnership by CNL American Properties Fund, Inc.

          Please direct any comments or questions with respect to this matter to me at (202) 663-8281 (or by facsimile at (202) 663-8007), or in my absence, to John M. McDonald at (202) 663-8456.

                                  Very truly yours,

                                  /s/  Kimberly V. Mann

                                  Kimberly V. Mann

Attachment

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